SUBMANAGMENT AGREEMENT


         THIS SUBMANAGEMENT AGREEMENT ("Agreement") is dated January 1, 2005, by and between Reproductive Partners, Inc., a Delaware corporation, with its principal place of business at 510 North Prospect Avenue, Suite 202, Redondo Beach, California 90277 ("RPI") and IntegraMed America, Inc., a Delaware corporation with a principal place of business at Two Manhattanville Road, Purchase, New York 10577 ("IntegraMed").

                                WITNESSETH THAT:

         WHEREAS, RPI and Reproductive Partners Medical Group, Inc., with a place of business at 510 North Prospect Avenue, Suite 202, Redondo Beach, California 90277 ("RPMG") have entered into a certain First Amended Management Services and Facility Agreement (the "Management Agreement") dated January 1, 2005 and attached hereto as Exhibit A, whereby RPMG has retained the services of RPI to perform management, services and administrative functions, on its behalf, relating to its medical practice and the provision of Infertility Services, as such term is defined in the Management Agreement; and

         WHEREAS, pursuant to the Management Agreement, the RPI will be responsible for provision of all management obligations as set forth in the Management Agreement, and

         WHEREAS, IntegraMed is engaged in the business of furnishing management services to medical practices specializing in the provision of Infertility Services; and

         WHEREAS, RPI desires to obtain the services of IntegraMed to perform certain of its duties as contained in the Management Agreement (the "Submanagement Services"); and

         WHEREAS, IntegraMed has offered to provide the Submanagement Services to RPI on the basis, terms and conditions set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Management Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the full and faithful performance of all the terms, conditions, and obligations herein contained, and intending to be legally bound hereby, RPI and IntegraMed agree as follows:

         1. TERM. Unless otherwise terminated as provided herein, the term of this Agreement shall commence on January 1, 2005 (the "Commencement Date") and end December 29, 2029 (the "Term").

         2. FEES. RPI shall pay IntegraMed a monthly management fee during the Term (hereinafter called the "Management Fee") equal to the sum of (a) the Cost of Services (as defined in the Management Agreement) that IntegraMed incurs on RPI's behalf, (b) the Base Management Fee (as defined in the Management Agreement) paid by RPMG to RPI under the Management Agreement, plus (c) ninety percent (90%) of the Additional Service Fee (as defined in the Management

Agreement) paid by RPMG to RPI under the Management Agreement. Such Management Fee shall be paid without set-off or deduction within three (3) business days after RPI receives its Compensation from RPMG under the terms of the Management Agreement.

                  2.1 In addition to any other Cost of Services, as defined in the Management Agreement, RPMG shall reimburse IntegraMed for RPMG's allocable portion of a third-party vendor invoice for a product or service offered through the IntegraMed FertilityPartner network which is utilized by RPMG in its sole discretion and based on RPMG's actual volume related usage for or of the particular product or service without any charge for IntegraMed's Overhead related to the product or service.

         3.       SERVICES TO BE PROVIDED, OBLIGATIONS AND COMMITMENTS.

         3.1 IntegraMed shall provide such services to be provided by the RPI under the Management Agreement as requested by the RPI. In providing its services under this Agreement, IntegraMed shall be subject to all the terms covenants and conditions in the Management Agreement, in addition to those set forth herein, including but not limited to the exclusivity provisions contained in Section 3.1.1 of the Management Agreement. The termination of the Management Agreement for any reason whatsoever shall cause an automatic and contemporaneous termination of this Submanagement Agreement. RPI represents and warrants that as of the Commencement Date it is not in default of any provisions of the Management Agreement.

                  3.1.1 Section 1.1.11 of the Management Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

                  "Section 1.1.11 "RPI Overhead" shall mean salaries, bonuses, payroll taxes and benefits for IntegraMed corporate office employees, rent and expenses related to the operation of the IntegraMed's corporate office, travel and entertainment expenses for corporate employees and expenses related to the status of RPI's shareholder, IntegraMed, as a publicly-held corporation."

         3.2 IntegraMed shall make available to RPMG the services as described in the Management Agreement and the "INTEGRAMED RESOURCES, PRODUCTS AND SERVICES TO PARTNER PRACTICES," attached as Exhibit 3.2, as modified from time to time. Additionally, such other services as IntegraMed may from time to time make available to its network of infertility practitioners shall be made available to RPMG. IntegraMed reserves the right to alter, modify or cease any service; provided, however, there is no material alteration of RPMG's ability to continue its business in a manner substantially similar to operations prior to the decision to alter, modify or cease any Service. IntegraMed will provide those business services described in Exhibit 3.2 which are part of IntegraMed's Overhead and for which value is attributed as part of the services described therein, at no additional cost to RPMG. Other services described in Exhibit 3.2 which are not included within IntegraMed's Overhead, shall be provided, at RPMG's request, as a Cost of Services to RPMG.

         3.3 In case of any breach or default of this Submanagement Agreement by IntegraMed, RPI shall have the same rights against IntegraMed as would be available to RPMG against RPI under the Management Agreement if such breach were by RPI thereunder. IntegraMed will duly and faithfully observe all the terms and restrictions and perform all the obligations imposed upon RPI under the Management Agreement.

         3.4 IntegraMed shall not do or permit anything to be done which would cause the Management Agreement to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in RPMG under the Management Agreement.

         3.5 IntegraMed shall keep and maintain all insurance required of RPI pursuant to the Management Agreement, on the terms and as provided in the Management Agreement, naming RPI and RPMG as additional insureds.

         3.6 RPMG agrees to (i) participate in the IntegraMed's network activities and programs, including, but not limited to, the Council of Physicians and Scientists, (ii) use best efforts in offering IntegraMed Pharmaceutical Services to RPMG patients, (iii) use best efforts in offering the Shared Risk Refund Program to RPMG patients, and participating in other product and service offering IntegraMed has in effect from time to time, unless RPMG believes it not to be in the best medical interests of RPMG patients to offer such products and services.

         4.       LICENSE OF INTEGRAMED TRADEMARKS

         4.1 GRANT OF LICENSE. IntegraMed hereby grants to RPMG a revocable, non-exclusive and non-assignable license for the term of this Agreement to use the names Reproductive Science Center(R), Shared Risk(TM), Artworks(R), IntegraMed(R), the IntegraMed Network(TM) and a revocable, non-exclusive and non-assignable license with respect to any other service names, acquired or developed names, trademark names and logos of IntegraMed (the "Trade Names") in conjunction with the provision of Infertility Services by RPMG within the Territory. The use of such Trade Names shall be within the discretion of RPMG, except that RPMG agrees to use the phrases "a member of the IntegraMed Network" or "an IntegraMed affiliate" in connection with its marketing materials, letterheads, business cards, etc.

         4.2 FICTITIOUS NAME PERMIT. If necessary, RPMG shall file or cause to be filed an original, amended or renewal application with an appropriate regulatory agency to obtain a fictitious name permit which allows RPMG to practice at its Facilities under the Trade Names and shall take any other actions reasonably necessary to procure protection of or protect IntegraMed's rights to the Trade Names. IntegraMed shall assist RPMG in obtaining any such original, amended or renewal fictitious name permit.

         4.3 RIGHTS OF INTEGRAMED. RPMG acknowledges IntegraMed's exclusive right, ownership, title and interest in and to the Trade Names and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trade Names, RPMG shall not in any manner represent that it has any ownership interest in the Trade Names, and RPMG's use shall not create in RPMG's favor any right, title, or interest in or to the Trade Names other than the right of use granted hereunder, and all such uses by RPMG shall inure to the benefit of IntegraMed. RPMG shall notify IntegraMed immediately upon becoming aware of any claim, suit or other action brought against it for use of the Trade Names or the unauthorized use of the Trade Names by a third party. RPMG shall not take any other action to protect the Trade Names without the prior written consent of IntegraMed. IntegraMed, if it so desires, may commence or prosecute any claim or suit in its own name or in the name of RPMG or join RPMG as a party thereto. RPMG shall not have any rights against IntegraMed for damages or other remedy by reason of any determination of IntegraMed not to act or by reason of any settlement to which IntegraMed may agree with respect to any alleged infringements, imitations or unauthorized use by others of the Trade Names, nor shall any such determination of IntegraMed or such settlement by IntegraMed affect the validity or enforceability of this Agreement.

         4.3.1 IntegraMed will defend, indemnify, and hold RPMG harmless from any claim, suit, action or expense (including reasonable attorney's fees) alleging that RPMG's use of the Trade Names infringe or violate any rights of third parties.

         4.4      RIGHTS UPON TERMINATION.

                  4.4.1 Upon termination of this Agreement, RPMG shall within 30 days of the termination (i) cease using the Trade Names in all respects and refrain from making any reference on its letterhead, consents or other information or material to its former relationship with IntegraMed and (ii) return to IntegraMed all Proprietary Materials as defined herein including, but not limited to, consents, policy and procedure manuals, Risk Management and Clinical Standards Review Manuals. Additionally RPMG will take any and all actions required to make the Trade Names available for use by any other person or entity designated by IntegraMed.

                  4.4.2 RPMG's failure (except as otherwise provided herein) to cease using the Trade Names at the termination or expiration of this Agreement will result in immediate and irreparable damage to IntegraMed and to the rights of any licensee of IntegraMed. There is no adequate remedy at law for such failure. In the event of such failure, IntegraMed shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper. Additionally, pending such a hearing and the decision on the application for such permanent injunction, IntegraMed shall be entitled to a temporary restraining order relating to RPMG's failure to cease using the Trade Names, without prejudice to any other remedy available to IntegraMed. All such remedies hereunder shall be at the expense of RPMG and shall not be a Cost of Services.

         5. ACCOUNTS RECEIVABLES. RPMG acknowledges and understands that IntegraMed's bank has a security interest in RPMG's accounts receivable purchased by IntegraMed in connection with the Management Agreement. In that connection, IntegraMed's bank requires that the various medical practices with which IntegraMed enters into an agreement, executes and delivers to such bank a Continuing General Limited Security Agreement in the form of Exhibit 5 attached hereto, which RPMG has executed and delivered to IntegraMed.

         6.       INDEMNIFICATION.

                  6.1. RPI does hereby indemnify and hold harmless IntegraMed from and against any loss, cost, claim, damage, liability or expense, including reasonable attorneys' fees which IntegraMed may suffer, incur, or expend arising out of any failure on the part of RPI to perform fully any of its obligations hereunder.

                  6.2. IntegraMed does hereby indemnify and hold harmless RPI from and against any loss, cost, claim, damage, liability or expense, including reasonable attorneys' fees, which RPI may suffer, incur, or expend arising out of any failure on the part of IntegraMed to perform fully any of its obligations hereunder.

         7. NOTICES. In every instance in which notice is required or permitted to be given hereunder, such notice shall be in writing and personally delivered or sent by overnight courier service for next day delivery, or by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to RPI:                 Reproductive Partners, Inc.
                                    Attention: President
                                    510 North Prospect Avenue
                                    Suite 202
                                    Redondo Beach, CA 90277

         If to IntegraMed: IntegraMed America, Inc.
                                    Attention: Gerardo Canet, CEO
                                    Two Manhattanville Road
                                    Purchase, New York 10577

         If to RPMG:                Reproductive Partners Medical Group, Inc.
                                    Attention: Billy Yee, M.D., President
                                    510 North Prospect Avenue
                                    Suite 202
                                    Redondo Beach, CA 90277

         All notices sent by mail, as described above, shall be deemed given the second regular business day after the same are posted. Notices personally delivered or sent by overnight mail courier service shall be deemed given on the day received. Either party may change the address to which notices to it are to be sent by providing written notice of such new address to the other party, as described above.

         8.       MISCELLANEOUS

                  8.1. This Agreement may not amended except by a written instrument signed and delivered by the parties hereto.

                  8.2. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and all other agreements relating to the subject matter hereof are hereby superseded.

                  8.3. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  8.4. Nothing contained in this Agreement shall be construed to create a joint venture, partnership, association, employer-employee or other affiliation or like relationship between the parties.

                  8.5 Reproductive Partners Medical Group, Inc. shall be a express third party beneficiary of this Agreement and shall have the right to enforce this Agreement as a third party beneficiary.

         IN WITNESS WHEREOF, the parties hereto have caused this Submanagement Agreement to be properly executed, under seal, as of the day and year first above written.


Reproductive Partners, Inc.


By:   /s/Jay Higham
      ------------------------
         Jay Higham, President


IntegraMed America, Inc.


By:   /s/Jay Higham
      ------------------------
         Jay Higham, President

                              CONSENT AND AGREEMENT

The undersigned hereby consents to this Agreement pursuant to Section 3.11 of the Management Agreement and agrees to be bound by Sections 2.1, 3.1.1, 3.2, 3.6, 4.1 through 4.4.2 and 5 of this Agreement.


Reproductive Partners Medical Group, Inc.


By:   /s/Billy Yee
         -----------------------------
         Billy Yee, M.D., President

                                   Exhibit 3.2

        IntegraMed Resources, Products and Services to Partner Practices

                                   [Attached]

                                    Exhibit 5

                  Continuing General Limited Security Agreement

                                   [Attached]